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EXHIBIT 10.7

FORM OF MANAGEMENT STOCKHOLDER'S AGREEMENT

        This Management Stockholder's Agreement (this "Agreement") is entered into as of February 2, 2001 between K-L Holdings, Inc., a Delaware corporation (the "Company"), and the undersigned person (the "Management Stockholder") (the Company and the Management Stockholder being hereinafter collectively referred to as the "Parties"). All capitalized terms not immediately defined are hereinafter defined in Section 7(b) hereof.

        WHEREAS, this Agreement is one of several other agreements ("Other Management Stockholders' Agreements") which have been, or which in the future will be, entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the "Other Management Stockholders"); and

        WHEREAS, Management Stockholder has been selected by the Company to be permitted to contribute to the Company cash in exchange for shares of common stock, par value $0.01 per share, of the Company (such common stock, together with any securities issued in respect thereof or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, reorganization, merger, consolidation, exchange or other similar reorganization, the "Common Stock");

        WHEREAS, Management Stockholder has been selected by the Company, as of the date hereof, to receive an option to purchase shares of Common Stock (the "Option") pursuant to the terms set forth below and the terms of the 2000 Stock Purchase and Option Plan of the Company and its Subsidiaries (the "Option Plan") and the Stock Option Agreement dated as of February 2, 2001, entered into by and between the Company and the Management Stockholder.

        NOW THEREFORE, to implement the foregoing and in consideration of the grant of Options and of the mutual agreements contained herein, the Parties agree as follows:

        1.    Purchased Shares; Issuance of Options.

        (a)   The Management Stockholder shall, subject to the terms and conditions hereinafter set forth, on or about the Investment Date, be granted the opportunity to purchase, and the Management Stockholder shall contribute [$AMOUNT«C»] to the Company in cash in exchange for [NUMBER«D»] shares of Common Stock, at a per share purchase price of $5.00, which price is equal to the per share purchase price paid by the KKR 1996 Fund L.P. and KKR Partners II, L.P. (together, the "KKR Fund") or any of its affiliates upon its acquisition of the business of Rockwood Specialties (all such shares acquired by the Management Stockholder, the "Purchased Stock").

        (b)   Subject to the terms and conditions hereinafter set forth and as set forth in the Option Plan, and upon receipt by the Company of the Management Stockholder's contribution set forth in Section 1(a) and as of the Investment Date, the Company shall issue to the Management Stockholder an Option to acquire [    times the number of Purchased Stock«I»] shares of Common Stock, at an exercise price of $5.00 per share, and the Parties shall execute and deliver to each other copies of the Stock Option Agreement concurrently with the issuance of the Option. Such Option shall vest over time as to 50% of the shares of Common Stock subject to the Option and shall vest, as to the remaining 50%, over time and in the event and to the extent certain performance targets are achieved, in each case pursuant to the terms set forth in the Stock Option Agreement and in accordance with the Option Plan.

        (c)   The Company shall have no obligation to sell any Purchased Stock to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock to him or her would constitute a violation of the securities or "blue sky" laws of such jurisdiction or (ii) is not an employee of the Company or any of its subsidiaries on the date hereof.

        2.    Management Stockholder's Representations, Warranties and Agreements.

        (a)   The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such act being referred to herein as a "transfer") any shares of Purchased Stock and, at the time of exercise, the Common Stock issuable upon exercise of the Options ("Option Stock"; together with all Purchased Stock and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities, "Stock"), except as otherwise provided for herein. If the Management Stockholder is a Rule 405 Affiliate, the Management Stockholder also agrees and acknowledges that he will not transfer any shares of the Stock unless:

          (i)    the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Act"), and in compliance with applicable provisions of state securities laws or

          (ii)   (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Sections 3, 4, 5 or 6 hereof, (y) a transfer upon the death or Permanent Disability of the Management Stockholder to the Management Stockholder's Estate, a conservator or guardian for the Management Stockholder or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, and (z) a transfer made after the Investment Date in compliance with the federal securities laws to an Management Stockholder's Trust, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

        (b)   The certificate (or certificates) representing the Stock shall bear the following legend:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER'S AGREEMENT DATED AS OF FEBRUARY 2, 2001 BETWEEN K-L HOLDINGS, INC. (THE "COMPANY") AND THE EMPLOYEE STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).

        (c)   The Management Stockholder acknowledges that he has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (ii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company's transfer agent with respect to the Stock. If the Management Stockholder is a Rule 405

Affiliate, the Management Stockholder also acknowledges that (1) the Stock must be held indefinitely and the Management Stockholder must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (2) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act.

        (d)   If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

        (e)   The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued under an employee plan), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

        (f)    The Management Stockholder represents and warrants that (i) with respect to the Stock he has received and reviewed the available information relating to the Stock and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(e)(ii), and he has relied solely on such information.

        (g)   The Management Stockholder further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) he can afford to suffer a complete loss of his or her investment in the Stock, (iii) he understands and has taken cognizance of all risk factors related to the purchase of the Stock and (iv) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Stock as contemplated by this Agreement.

        3.    Transferability of Stock.    The Management Stockholder agrees that he will not transfer any shares of the Stock at any time commencing on the Investment Date and prior to the fifth anniversary of the Investment Date; provided, however, that the Management Stockholder may transfer shares of the Stock during such time pursuant to one of the following exceptions: (a) transfers permitted by clauses (x), (y) and (z) of Section 2(a); and (b) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company (excluding any registration on Form S-8, S-4 or any successor or similar form) pursuant to Section 10 of this Agreement or (c) transfers permitted pursuant to the Sale Participation Agreement entered into by and between the Management Stockholder and the KKR Fund as of February 2, 2001. No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect. Notwithstanding anything in this Agreement to the contrary, this Section 3 shall terminate and be of no further force or effect upon the occurrence of a Change of Control.

        4.    Right of First Refusal.    If, at any time after the fifth anniversary of the Investment Date and prior to the date of consummation of a Public Offering, the Management Stockholder receives a bona fide offer to purchase any or all of his Stock (the "Third Party Offer") from a third party (the "Offeror"), which the Management Stockholder wishes to accept, the Management Stockholder shall cause the Third Party Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Third Party Offer. The Management Stockholder's notice to the Company shall contain an irrevocable offer to sell such Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Third Party Offer, and shall be accompanied by a copy of the Third Party Offer (which shall identify the Offeror). At any time within 30 days after the date of the receipt by the Company of the Management Stockholder's notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Offer, pursuant to Section 4(b).

        (a)   The Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Third Party Offer at the same price and on substantially the same terms and conditions as the Third Party Offer (or, if the Third Party Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Company's Board of Directors), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) (and any such non-cash consideration to be paid) to the Management Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder. If at the end of the 30-day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Management Stockholder may, during the succeeding 60-day period, sell not less than all of the shares of Stock covered by the Third Party Offer, to the Offeror on terms no less favorable to the Management Stockholder than those contained in the Third Party Offer. Promptly after such sale, the Management Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 60 days following the expiration of the 30-day period during which the Company is entitled hereunder to purchase the Stock, the Management Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.

        (b)   Notwithstanding anything in this Agreement to the contrary, this Section 4 shall terminate and be of no further force or effect upon the occurrence of a Change of Control.

        5.    The Management Stockholder's Right to Resell Stock and Options to the Company.

        (a)   Except as otherwise provided herein, if, prior to the fifth anniversary of the Investment Date, the Management Stockholder is still in the employ of the Company or any subsidiary of the Company and the Management Stockholder either dies or becomes Permanently Disabled, then the applicable Management Stockholder Entity, shall, for sixty (60) days (the "Put Period") following the sixth month and one day after date of death or Permanent Disability, have the right, with respect to the Stock (including Option Stock held by the Management Stockholder Entity for at least six months prior to the date the Management Stockholder Entity exercises the right described herein) to sell to the Company, and the Company shall be required to purchase, on one occasion, all of the shares of Stock then held by the applicable Management Stockholder Entities, at a per share price equal to the Fair Market Value Per Share. With respect to any outstanding Options, all unexercisable Options held by the applicable Management Stockholder Entities shall terminate without payment immediately upon termination of employment and all exercisable but unexercised Options shall terminate pursuant to the terms of Section 3.2(b) of the Stock Option Agreement.

        (b)   In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Section 5(a), such Entities shall send written notice to the Company, at any time during the Put Period, of their intention to sell shares of Stock in exchange for the payment referred in Section 5(a)(i) and/or to terminate such Options in exchange for the payment referred to in Section 5(a)(ii) and shall indicate the number of shares of Stock to be sold and the number of Options to be terminated with payment in respect thereof (the "Redemption Notice"). The completion of the purchase shall take place at the principal office of the Company on the tenth business day after the giving of the Redemption Notice. The applicable Repurchase Price and any payment with respect to the Options as described above shall be paid by delivery to the applicable Management Stockholder Entities, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions), against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

        (c)   Notwithstanding anything in Section 5(a) to the contrary and subject to Section 11(a), if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 5(a) would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any such agreement or if a repurchase would not be permitted under the Delaware General Corporation Law (the "DGCL") or would otherwise violate the DGCL (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an "Event"), the Company shall not be obligated to repurchase any of the Stock or the Options from the applicable Management Stockholder Entities, until the first business day which is 10 calendar days after all of the foregoing Events have ceased to exist (the "Repurchase Eligibility Date"); provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 5(c) shall be that number of shares of Stock, and (ii) in the case of a repurchase pursuant to Section 5(a)(ii), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 5(c) shall be the number of Exercisable Option Shares, specified in the Redemption Notice and held by the applicable Management Stockholder Entities, at the time of delivery of a Redemption Notice in accordance with Section 5(b) hereof. All Options exercisable as of the date of a Redemption Notice, in the case of a repurchase pursuant to Section 5(a), shall continue to be exercisable until the repurchase of such Options pursuant to such Redemption Notice, provided that to the extent any Options are exercised after the date of such Redemption Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly.

        (d)   The Company shall use its reasonable best efforts to make payment in respect of the applicable Repurchase Price to be paid pursuant to this Section 5 at the earliest date it can do so without such default or violation. Notwithstanding the foregoing, in the event payment of the Repurchase Price to be paid pursuant to Section 5(a) is delayed pursuant to Section 5(c), the Company shall pay to the Management Stockholder, when payment of the Repurchase Price is made, interest on the amount of the Repurchase Price to the Management Stockholder, which shall have accrued at the prime rate (as reported by The Chase Manhattan Bank at its principal location in New York, New York (the "Prime Rate")) plus one percent (or if not paid within one year, three percent for the six month period after such one-year period). In the event that the Management Stockholder's right to receive the Repurchase Price pursuant to Section 5(a) is delayed pursuant to the foregoing, a promissory note in a mutually agreed form shall be delivered by the Company to the Management Stockholder to evidence the obligation to pay the Repurchase Price not later than the last day of the eighteenth month following the tenth business day after the giving of the Redemption Notice. The Company may prepay the note at any time without premium or penalty. Notwithstanding the foregoing, the Company shall use its reasonable best efforts to make payment of the Repurchase Price immediately in the event the total amount payable is equal to or less than $150,000, to the extent permitted by applicable law.

        (e)   Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company, which has arisen prior to such termination pursuant to this Agreement, this Section 5 shall terminate and be of no further force or effect upon the occurrence of a Change of Control.

        6.    The Company's Option to Purchase Stock and Options of Management Stockholder Upon Certain Terminations of Employment.

        (a)    Termination for Cause by the Company and other Call Events.    Except as otherwise provided herein, if, prior to the fifth anniversary of the Investment Date, (i) the Management Stockholder's active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Company (or any subsidiary) for Cause, (ii) the beneficiaries of a Management Stockholder's Trust shall include any person or entity other than the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted) or (iii) the Management Stockholder shall otherwise effect a transfer of any of the Stock other than as permitted in this Agreement (other than as may be required by applicable law or an order of a court having competent jurisdiction) after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer (each, a "Section 6(a) Call Event"):

          (A)  with respect to the Stock, the Company may purchase all of the shares of the Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (A) the Base Price and (B) the Fair Market Value Per Share; and

          (B)  with respect to the Options, all Options (whether or not then exercisable) held by the applicable Management Stockholder Entities will terminate immediately without payment in respect thereof.

        (b)    Termination without Good Reason by the Management Stockholder.    Except as otherwise provided herein, if, prior to the fifth anniversary of the Investment Date, the Management Stockholder's active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Management Stockholder without Good Reason (a "Section 6(b) Call Event"), then the Company may:

          (i)    with respect to the Stock, purchase all of the shares of the Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the Fair Market Value Per Share; and

          (ii)   with respect to the Options, if the Company exercises its right to repurchase the Stock granted under this Section 6(b), the Company shall purchase all of the exercisable Options held by the applicable Management Stockholder Entities, for an amount equal to the product of (x) the excess, if any, of the Fair Market Value Per Share over the Option Exercise Price and (y) the number of Exercisable Option Shares, in respect of the termination of the outstanding exercisable Options held by the applicable Management Stockholder Entity. In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof. All unexercisable Options held by the applicable Management Stockholder Entities shall also terminate without payment immediately upon termination of employment, pursuant to the Stock Option Agreement.

        (c)    Termination for Good Reason by Management Stockholder or without Cause by the Company.    Except as otherwise provided herein, if, prior to the fifth anniversary of the Investment Date, the

Management Stockholder's employment is terminated as a result of a termination (i) by the Management Stockholder with Good Reason or (ii) by the Company without Cause (each, a "Section 6(c) Call Event"), then the Company may:

          (A)  with respect to the Stock, purchase all of the shares of Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the Fair Market Value Per Share; and

          (B)  with respect to the Options, if the Company exercises its right to repurchase the Stock granted under this Section 6(c), the Company shall purchase all of the exercisable Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Fair Market Value Per Share over the Option Exercise Price and (y) the number of Exercisable Option Shares in respect of the termination of all or any portion of the outstanding exercisable Options held by the applicable Management Stockholder Entity. In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof. All unexercisable Options held by the applicable Management Stockholder Entities shall also terminate without payment immediately upon termination of employment, pursuant to the Stock Option Agreement.

        In addition, in the event the foregoing call is made by the Company and, within 90 days thereafter, (i) an initial Public Offering occurs, (ii) a Change of Control occurs or (iii) a Stock Sale occurs, the Company will pay the Management Stockholder the excess, if any, of the amount that would have been paid pursuant to the foregoing clauses (A) and (B) of this Section 6(c) if the price at which the Common Stock is sold in the Public Offering, Change of Control or Stock Sale, as applicable, was substituted for the Fair Market Value Per Share above, over the Repurchase Price originally paid by the Company pursuant to this Section 6(c) when the call was made.

        (d)    Termination for Death or Disability.    Except as otherwise provided herein, if, prior to the fifth anniversary of the Investment Date, the Management Stockholder's employment is terminated as a result of the death or Permanent Disability of the Management Stockholder (each a "Section 6(d) Call Event"), then the Company may:

          (A)  with respect to the Stock, purchase all of the shares of Stock then held by the applicable Management Stockholder Entities, at a per share price equal to the Fair Market Value Per Share; and

          (B)  with respect to the Options, if the Company exercises its right to repurchase the Stock granted under this Section 6(d), then the Company shall purchase all of the exercisable Options for an amount equal to the excess, if any, of the Fair Market Value Per Share over the Option Exercise Price, in respect of the termination of all outstanding exercisable Options held by the applicable Management Stockholder Entity. In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof. All unexercisable Options held by the applicable Management Stockholder Entities shall also terminate without payment immediately upon termination of employment, pursuant to the Stock Option Agreement.

In addition, in the event the foregoing call is made by the Company and, within 90 days thereafter, (i) an initial Public Offering occurs, (ii) a Change of Control occurs or (iii) a Stock Sale occurs, the Company will pay the Management Stockholder the excess, if any, of the amount that would have been paid pursuant to the foregoing clauses (A) and (B) of this Section 6(c) if the price at which the Common Stock is sold in the Public Offering, Change of Control or Stock Sale, as applicable, was substituted for the Fair Market Value Per Share above, over the Repurchase Price originally paid by the Company pursuant to this Section 6(d) when the call was made.

        (e)    Call Notice.    The Company shall have a period of sixty (60) days from the date of any Call Event (or, if later, with respect to a Section 6(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 6(a) Call Event), in which to give notice in writing to the Management Stockholder of its election to exercise its rights and obligations pursuant to this Section 6 ("Repurchase Notice"). The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company on the tenth business day after the giving of the Call Notice. The applicable Repurchase Price and any payment with respect to the Options as described in this Section 6 shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated, appropriately endorsed or executed by the applicable Management Stockholder Entities or its authorized representative.

        (f)    Delay of Call.    Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 11(a), if there exists and is continuing any Event, the Company shall delay the repurchase of any of the Stock or the Options (pursuant to a Call Notice timely given in accordance with Section 6(e) hereof) from the applicable Management Stockholder Entities until the Repurchase Eligibility Date; provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 6 shall be that number of shares of Stock, and (ii) in the case of a repurchase pursuant to Section 6(b), Section 6(c) or 6(d), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 6 shall be the number of Exercisable Option Shares, held by the applicable Management Stockholder Entities at the time of delivery of a Call Notice in accordance with Section 6(e) hereof. All Options exercisable as of the date of a Repurchase Notice, in the case of a repurchase pursuant to Section 6(b), 6(c) or 6(d), shall continue to be exercisable until the repurchase of such Options pursuant to such Call Notice, provided that to the extent that any Options are exercised after the date of such Call Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly.

        (g)   The Company shall use its reasonable best efforts to make payment in respect of the applicable Repurchase Price to be paid pursuant to this Section 6 at the earliest date it can do so without such default or violation. Notwithstanding the foregoing, in the event payment of the applicable Repurchase Price is delayed, the Company shall pay to the Management Stockholder, when payment of the applicable Repurchase Price is made, interest on the applicable Repurchase Price to be paid to the Management Stockholder, which shall have accrued at the Prime Rate plus one percent (or if not paid within one year, three percent for the six month period after such one-year period). In the event that the Company's exercise of its call right is delayed pursuant to the foregoing, a promissory note in a mutually agreed form shall be delivered by the Company to the Management Stockholder to evidence the obligation to pay the applicable Repurchase Price not later than the last day of the eighteenth month following the tenth business day after the giving of the Call Notice. The Company may prepay the note at any time without premium or penalty.

        (h)   Notwithstanding anything in this Agreement to the contrary, this Section 6 shall terminate and be of no further force or effect upon the occurrence of a Change of Control.

        7.    Adjustment of Repurchase Price; Definitions.

        (a)   Adjustment of Repurchase Price. In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 5 and 6, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 5 and 6.

        (b)   Definitions. Terms used herein and as listed below shall be defined as follows:

        "Act" shall have the meaning set forth in Section 2(a)(i) hereof.

        "Agreement" shall have the meaning set forth in the introductory paragraph.

        "Base Price" shall, for purposes of this Agreement, be $5.00 per share.

        "Call Events" shall mean, collectively, Section 6(a) Call Events, Section 6(b) Call Events, Section 6(c) Call Events, and Section 6(d) Call Events.

        "Call Notice" shall have the meaning set forth in Section 6(e) hereof.

        "Cause" shall mean (i) the Management Stockholder's willful and continued failure to perform duties, which are within the control of the Management Stockholder and consistent with such Management Stockholder's title and position, that is not cured within 15 days following written notice of such failure, (ii) conviction of or plea of guilty or no contest to a (x) felony or (y) crime involving moral turpitude, (iii) willful malfeasance or misconduct which is injurious to the Company or its subsidiaries, other than in a manner that is insignificant or inconsequential, (iv) a breach by Management Stockholder of the material terms of this Agreement concerning any non-compete, non-solicitation or confidentiality provisions, following notice of such breach (which notice may be oral or written) or (v) any violation of any material written Company policy after written notice of such breach, if such violation is shown by the Company to be reasonably expected to result in material injury to the business, reputation or financial condition of the Company.

        "Change of Control" means (i) sales of all or substantially all of the assets of the Company to a Person who is not KKR or an affiliate of KKR, (ii) a sale by KKR or any of its respective affiliates resulting in more than 50% of the voting stock of the Company being held by a Person or group that does not include KKR or any of its respective affiliates or (iii) a merger, consolidation, recapitalization or reorganization of the Company with or into another Person which is not an affiliate of KKR; if and only if as a result of any of the foregoing events in (i)-(iii) the KKR Partnerships lose the ability, without the approval of a Person who is not an affiliate of KKR, to elect a majority of the Board of

Directors of the Company (or the resulting entity). Notwithstanding the foregoing, if any of the transactions described in (i)-(iii) of the preceding sentence shall occur and the other Person involved in such transaction (or its ultimate parent entity) is an operating company controlled by KKR or an affiliate of KKR prior to such transaction (an "Alternate KKR Entity"), then the determination of whether a change of control has occurred shall be made by measuring (i)-(iii) above (including the ability to elect a majority of the Board) as if the Alternate KKR Entity was not an affiliate of KKR and by treating the voting power of the Alternate KKR Entity in the Company (or the resulting entity) as if it were held by a Person unaffiliated with KKR.

        "Common Stock" shall have the meaning set forth in the second "whereas" paragraph.

        "Company" shall have the meaning set forth in the introductory paragraph.

        "Confidential Information" shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group.

        "Custody Agreement and Power of Attorney" shall have the meaning set forth in Section 10 hereof.

        "DGCL" shall have the meaning set forth in Section 5(c) hereof.

        "Event" shall have the meaning set forth in Section 5(c) hereof.

        "Exercisable Option Shares" shall mean the shares of Common Stock which, at the Repurchase Calculation Date, could be purchased by the Management Stockholder upon exercise of his or her outstanding and exercisable Options.

        "Fair Market Value Per Share" shall mean, on the Repurchase Calculation Date, (i) prior to a Public Offering, the fair market value per share of the Common Stock, as applicable, as determined by the Board of Directors of the Company in good faith (which value shall not be reduced to reflect the illiquidity or minority rights associated with any shares of Common Stock held by the Management Stockholder) (the "Board Determination") or (ii) after a Public Offering, the price per share equal to (A) the average of the last sale price of the Common Stock for the five trading days ending on the Repurchase Calculation Date on each stock exchange on which the Common Stock may at the time be listed or, (B) if there shall have been no sales on any such exchanges on the Repurchase Calculation Date on any given day, the average of the closing bid and asked prices on each such exchange for the five trading days ending on the Repurchase Calculation Date or, (C) if there is no such bid and asked price on the Repurchase Calculation Date, on the next preceding date when such bid and asked price occurred or, (D) if the Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ for the five trading days ending on the Repurchase Calculation Date in the over-the-counter market.

        "Good Reason" shall mean (i) a reduction in the Management Stockholder's base salary or annual bonus opportunity (other than a reduction in base salary that is offset by an increase in bonus opportunity upon the attainment of reasonable financial targets, which reduction may not either exceed (x) 10% of the Management Stockholder's base salary in any 12 month period or (y) an aggregate of 20% of the Management Stockholder's base salary immediately prior to the Closing Date, (ii) a substantial reduction in Management Stockholder's duties and responsibilities, which continues beyond 15 days after written notice by the purchaser to the Company of such reduction, (iii) the elimination or reduction of Management Stockholder's eligibility to participate in the Company's benefit programs that is inconsistent with the eligibility of similarly situated employees of the Company to participate therein, (iv) a transfer of the Management Stockholder's primary workplace by more than thirty-five (35) miles from the current workplace, (v) any serious chronic mental or physical illness of an immediate family member that requires Management Stockholder to terminate his or he employment with the Company because of a substantial interference with his or her duties at the Company or (vi) any failure by the Company to pay when due any payment owed to the Management Stockholder within 15 days after the date such payment becomes due.

        "Investment Date" shall mean February 2, 2001.

        "KKR" shall mean Kohlberg Kravis Roberts & Co. Ltd.

        "KKR Fund" shall have the meaning set forth in Section 1(a) hereof.

        "Management Stockholder" shall have the meaning set forth in the introductory paragraph.

        "Management Stockholder Entities" shall mean the Management Stockholder's Trust, the Management Stockholder and the Management Stockholder's Estate, collectively.

        "Management Stockholder's Estate" shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

        "Management Stockholder's Trust" shall mean a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

        "Maximum Repurchase Amount" shall have the meaning set forth in Section 11(a) hereof.

        "Non-Compete Period" shall mean the period of time beginning on the effective date of the Management Stockholder's commencement of employment with the Company or a subsidiary and ending on the date that is twelve months after the date of termination of employment of such Management Stockholder; provided, however, in the event that the Management Stockholder's employment is terminated without Cause by the Company or for Good Reason by the Management Stockholder, the Non-Compete Period shall be for such period (not to exceed twelve months) as the Company (x) pays the Management Stockholder not less than his or her annual rate of base salary and (y) provides, at the Company's expense, the Management Stockholder with medical and dental benefits, in both cases of (x) and (y) as in effect immediately prior to the date of termination of employment.

        "Notice" shall have the meaning set forth in Section 10(b) hereof.

        "Offeror" shall have the meaning set forth in Section 4 hereof.

        "Option Excess Price" shall mean the aggregate amount paid by the Company in respect of Exercisable Option Shares pursuant to Section 5 or 6, as applicable.

        "Option Exercise Price" shall mean the exercise price of the shares of Common Stock covered by the applicable Option.

        "Option" shall have the meaning set forth in the third whereas paragraph.

        "Option Plan" shall mean the 2000 Stock Purchase and Option Plan of K-L Holdings, I I Inc. and its Subsidiaries.

        "Option Stock" shall have the meaning set forth in Section 2(a) hereof.

        "Other Management Stockholders" shall have the meaning set forth in the first whereas paragraph.

        "Other Management Stockholders' Agreements" shall have the meaning set forth in the first whereas paragraph.

        "Parties" shall have the meaning set forth in the introductory paragraph.

        "Permanent Disability" shall mean a determination, made at the request of the Management Stockholder or upon the reasonable request of the Company set forth in a notice to the Management Stockholder, by a physician selected by the Company and the Management Stockholder, that the Management Stockholder is unable to perform his duties as an employee of the Company or its subsidiaries and in all reasonable medical likelihood such inability will continue for a period in excess of 180 days.

        "Person" shall mean "person," as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor section thereto).

        "Prime Rate" shall have the meaning set forth in Section 5(d) hereof.

        "Proposed Registration" shall have the meaning set forth in Section 10(b) hereof.

        "Public Offering" shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, Form S-8 or any other similar form).

        "Purchased Stock" shall have the meaning set forth in Section 1(a) hereof.

        "Qualified Public Offering" shall mean a Public Offering which results in an active trading market of 35% or more of the Common Stock.

        "Repurchase Calculation Date" shall mean the last day of the month preceding the later of (i) the month in which the event giving rise to the right to repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs.

        "Repurchase Eligibility Date" shall have the meaning set forth in Section 5(c) hereof.

        "Repurchase Price" shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 5(a), Section 6(a), 6(b), 6(c), or 6(d), as applicable.

        "Request" shall have the meaning set forth in Section 10(b) hereof.

        "Restricted Group" shall mean, collectively, the Company, its subsidiaries, the KKR Fund and their respective affiliates.

        "Rule 405 Affiliate" shall mean an affiliate of the Company as defined under Rule 405 of the rules and regulations promulgated under the Securities Act of 1993, as amended, and as interpreted by the Board of Directors of the Company.

        "SEC" shall mean the Securities and Exchange Commission.

        "Stock" shall have the meaning set forth in Section 2(a) hereof.

        "Stock Sale" shall mean sale of Common Stock by the Company, KKR, or an affiliate of KKR to a third party.

        "Third Party Offer" shall have the meaning set forth in Section 4(a) hereof.

        8.    Stock Issued to Management Stockholder Upon Exercise of Stock Options.    The Company may from time to time grant to the Management Stockholder, in addition to the Options, options under the Option Plan to purchase shares of Common Stock at the Base Price or at a different option exercise price.

        9.    The Company's Representations and Warranties.

        (a)   The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

        (b)   The Company will file the reports required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock without registration under the Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC, subject to the transfer restrictions set forth in Section 3. Notwithstanding anything contained in this Section 9(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 9(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

        (c)   The affirmative vote of 75% or more of the issued and outstanding voting stock of the Company approving the arrangements set forth in this and other related agreements has been obtained prior to the execution and delivery of this Agreement, the Stock Option Agreement and the other agreements entered into in connection herewith and therewith in a manner that is consistent with the provisions of Section 280G(b)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding the foregoing, in the event and to the extent that the exemption under Section 280G(b)(5)(B) of the Code is not available to exclude the benefits of this Agreement from inclusion in any excess parachute excise tax calculation under Section 4999 of the Code, which results in any such excise tax liability being imposed upon the Management Stockholder Entities, the Company and the Management Stockholder Entities shall use their reasonable best efforts to cooperate to reduce or eliminate any such excise tax liability.

        10.    "Piggyback" Registration Rights.    Until the later of (i) one year after the occurrence of a (A) Public Offering relating to sales by the KKR Fund and its affiliates or (B) Qualified Public Offering and (ii) the sixth anniversary of the Investment Date:

        (a)   The Management Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement entered into by and among the Company and the KKR Fund (the "Registration Rights Agreement"), as in effect on the date hereof (subject to any amendments thereto to which the Management Stockholder has agreed to be bound), and shall have all of the rights and privileges of the Registration Rights Agreement, in each case as if the Management Stockholder were an original party (other than the Company) thereto, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Management Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement; and provided further, that the Management Stockholder shall not be bound by any amendments to the Registration Rights Agreement unless the Management Stockholder consents thereto provided that such consent will not be unreasonably withheld. All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be "Registrable Securities" as defined in the Registration Rights Agreement.

        (b)   In the event of a sale of Common Stock by the KKR Fund in accordance with the terms of the Registration Rights Agreement, the Company will promptly notify the Management Stockholder in writing (a "Notice") of any proposed registration (a "Proposed Registration"). If within 15 days of the receipt by the Management Stockholder of such Notice, the Company receives from the applicable

Management Stockholder Entities a written request (a "Request") to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and the Company), shares of Stock will be so registered as provided in this Section 10; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.

        (c)   The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the number of shares of Stock being sold by the KKR Fund and any investment partnerships and investment limited liability companies affiliated with the KKR Fund and the denominator of which is the aggregate number of shares of Stock owned by the KKR Fund and any investment partnerships and investment limited liability companies affiliated with the KKR Fund or (ii) the maximum number of shares of Stock which the Company can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all Other Management Stockholders) as more fully described in subsection (d) of this Section 10 or (iii) the maximum number of shares which the Management Stockholder (pro rata based upon the aggregate number of shares of Stock the Management Stockholder and all Other Management Stockholders have requested to be registered) is permitted to register under the Registration Rights Agreement.

        (d)   If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the "Holders" (as defined in the Registration Rights Agreement), including, without limitation, the Management Stockholder, and all Other Management Stockholders have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including the exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder's request will be reallocated among the remaining requesting Holders in like manner).

        (e)   Upon delivering a Request the Management Stockholder will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 10 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder's behalf with respect to the matters specified therein.

        (f)    The Management Stockholder agrees that he or she will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section.

        11.    Pro Rata Repurchases; Dividends.    (a) Notwithstanding anything to the contrary contained in Section 4, 5 or 6, if at any time consummation of any purchase or payment to be made by the Company pursuant to this Agreement and the Other Management Stockholders Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Management Stockholder and Other Management Stockholders pro rata (on the basis of the proportion of the number of shares of Stock each such Management Stockholder and all Other Management Stockholders have elected or are required to sell to the Company) for the maximum number of shares of Stock permitted without resulting in an Event (the "Maximum Repurchase Amount"). The provisions of Section 5(c) and 6(f) shall apply in their entirety to payments and repurchases with respect to shares of Stock which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 11(a). Until all of such Stock is purchased and paid for by the Company, the Management Stockholder and the Other Management Stockholders whose Stock is not purchased in accordance with this Section 11(a) shall have priority, on a pro rata basis, over other purchases of Stock by the Company pursuant to this Agreement and Other Management Stockholders' Agreements.

        (b)   No dividends on the Common Stock are expected to be paid by the Company prior to a Public Offering. In the event any dividends are paid with respect to the Stock, the Management Stockholder will be treated in the same manner as all other Management Stockholders with respect to shares of Stock then owned by the Management Stockholder, in accordance, as applicable, with Sections 8 and 9 of the Option Plan.

        12.    Rights to Negotiate Repurchase Price.    Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase shares of Stock or any Options under the terms of this Agreement, provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior written consent of the Board of Directors of the Company.

        13.    Covenant Regarding 83(b) Election.    Except as the Company may otherwise agree in writing, the Management Stockholder hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Stock, including without limitation, the Stock to be acquired pursuant to Section 1(a) and the Stock to be acquired upon each exercise of the Management Stockholder's Stock Options; and Management Stockholder further covenants and agrees that he will furnish the Company with copies of the forms of election the Management Stockholder files within 30 days after the date hereof, and within 30 days after each exercise of Management Stockholder's Stock Options and with evidence that each such election has been filed in a timely manner.

        14.    Notice of Change of Beneficiary.    Immediately prior to any transfer of Stock to a Management Stockholder's Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder's Trust and with the identity of the beneficiaries of the Management Stockholder's Trust. The Management Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder's Trust.

        15.    Recapitalizations, etc.    The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

        16.    Management Stockholder's Employment by the Company.    The Company shall, or shall cause its subsidiary, to provide the Management Stockholder, while employed, with the compensation and benefits set forth on Schedule I attached hereto. Notwithstanding the foregoing, nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder's employment or continued employment by the Company or any subsidiary of the Company.

        17.    State Securities Laws.    The Company hereby agrees to use its best efforts to comply with all state securities or "blue sky" laws which might be applicable to the sale of the Stock and the issuance of the Options to the Management Stockholder.

        18.    Binding Effect.    The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) or Section 3 hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3 hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

        19.    Amendment.    This Agreement may be amended only by a written instrument signed by the Parties hereto and may not be amended or modified in any event without the prior written approval of the Board of Directors of the Company.

        20.    Closing.    Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock, pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

        21.    Applicable Law; Jurisdiction; Arbitration; Legal Fees.

        (a)   The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

        (b)   In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. If the parties are unable to agree on the selection of an arbitrator, then any party may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor. Either the Company or the Management Stockholder may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the arbitrator in New York or New Jersey within thirty (30) days of his or her appointment. In preparation for their presentation of such hearing, each party may depose a maximum of four people. Each such deposition shall last no more than six (6) hours. Each side may file with the arbitrator one brief not in excess of thirty (30) pages, excluding exhibits. Each side shall have no more than eight (8) hours to present its position to the arbitrator. The hearing shall be no more than three (3) days in length. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision which contains a detailed recital of the arbitrator's reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

        (c)   Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 25(a) of this Agreement.

        (d)   In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, the party that does not prevail shall pay the legal fees and disbursements of the prevailing party promptly upon presentation of invoices thereof.

        22.    Assignability of Certain Rights by the Company.    The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof; provided, however, that the Company shall remain obligated to perform its obligations notwithstanding such assignment in the event that such assignee fails to perform the obligations so assigned to it.

        23.    Miscellaneous.

        (a)   In this Agreement all references to "dollars" or "$" are to United States dollars.

        (b)   If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

        (c)   The Company shall have the right to deduct from any cash payment made under this Agreement to the applicable Management Stockholder Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

        24.    Notices.    All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight delivery or telecopy, to the Party to whom it is directed:

        (a)   If to the Company, to it at the following address:

    c/o Kohlberg Kravis Roberts & Co.
    Stirling Square
    7 Carlton Gardens
    London SW1Y 5AD
    Attn: Todd Fisher

    with a copy to:

    Simpson Thacher & Bartlett
    Citypoint
    One Ropemaker St.
    London, England
    EC2Y 9HU
    Attn: Michael Wolfson, Esq.

        (b)   If to the Management Stockholder, to him at the address set forth below under his signature;

        or at such other address as either party shall have specified by notice in writing to the other.

        25.    Confidential Information; Covenant Not to Compete; Assignment of Inventions.

        (a)   In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees effective as of the date of the Management Stockholder's commencement of employment with the Company, without the Company's prior written consent, the Management Stockholder shall not, directly or indirectly, (i) at any time during or after the Management Stockholder's employment with the Company, disclose any Confidential Information pertaining to the business of the Company or any of its subsidiaries, except when required to perform his or her duties to the Company or one of its subsidiaries, by law or judicial process; or (ii) at any time during the Non-Compete Period, directly or indirectly (A) be engaged in or have financial interest (other than an ownership position of less than 5% in any company whose shares are publicly traded or any non-voting non-convertible debt securities in any company) in any business which competes with any business of the Company or any of its subsidiaries or (B) solicit or offer employment to any person who has been employed by the Company or any of its subsidiaries at any time during the six months immediately preceding the termination of the Management Stockholder's employment. If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of confidential information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information.

        (b)   Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Management Stockholder's services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

K-L HOLDINGS, INC
By:

Name:

Title:

MANAGEMENT STOCKHOLDER:

[NAME«1»]
ADDRESS:

Schedule I

Annual Rate of Base Salary:	Initial base salary shall be not less than , to be increased at the discretion of the Board of Directors of the Management Stockholder's employer.
Annual Bonus Opportunity:
The Management Stockholder will be eligible to participate in an annual cash incentive plan, payable upon the achievement of certain performance targets to be established by the Board of Directors of the Company.
Employee Benefits:
The Management Stockholder will be eligible to participate in the welfare and other employee benefit plans (including perquisites) generally available to similarly situated employees of Rockwood Specialties

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  EXHIBIT 10.7
FORM OF MANAGEMENT STOCKHOLDER'S AGREEMENT